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                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), entered into as of October 1, 1998 by and among Insignia Properties, L.P., a Delaware limited partnership ("Assignor"), and AIMCO Properties, L.P., a Delaware limited partnership ("Assignee") (each party to this Assignment, a "Party").


                                   WITNESSETH

         WHEREAS, Assignor wishes to assign to Assignee, Assignor's rights, duties and obligations under each and every asset owned directly by Assignor (excluding those assets set forth on Schedule A hereto) (the "Assets").

         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

         1. Assignor hereby transfers, assigns, contributes and sets over to the Assignee all of the Assignor's right, title and interest to and under each of the Assets.

         2. Assignee agrees to assume and be liable for each and every duty and obligation of Assignor related to the Assets including, but not limited to, those duties and obligations that accrued prior to the date hereof.

         3. Assignor is released from all duties and obligations of Assignor related to the Assets and accruing after the date of this Assignment. Assignor shall remain liable for all duties and obligations of Assignor related to the Assets and accruing before the date of this Assignment.

         4. The consideration for the assignment of the Assets pursuant to this Assignment consists of the issuance by Assignee of Common Partnership Units in Assignee (the "Consideration"). The total Consideration is set forth on Schedule B hereto and shall be allocated among the Assets as set forth on such Schedule.

         5. The Parties have each determined, using their sound business judgment and considering their fiduciary duties to the limited partners of the respective Party, that (i) the assignment contemplated by this

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              Assignment is in the best interests of each Party and each
              Party's limited partners, and (ii) the Consideration constitutes fair value for the Assets.

         6. This Assignment shall be binding upon, inure to the benefit of, and be enforceable by each Party and its permitted successors and assigns, and shall inure to the further benefit of, and be enforceable by, any assignee of the Assets.

         7. THIS ASSIGNMENT SHALL BE INTERPRETED, GOVERNED, AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE.

         8. Any amendment or waiver to this Assignment must be in writing and signed by the Parties in the case of an amendment or by the waiving Party in the case of a waiver.

         9. This Assignment fully expresses the Parties' agreement concerning the subject matter hereof and supersedes any prior agreements or understanding regarding the same subject matter.

         10. This Assignment may be executed in multiple counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the Parties. The signatories hereto represent that they have been duly authorized to enter into this Assignment on behalf of the respective Parties for whom they sign.

                                   * * * * *

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         IN WITNESS WHEREOF, the Parties have caused this Assignment to be duly executed by their respective signatories duly authorized as of the date first written above.


                                            INSIGNIA PROPERTIES, L.P.

                                            By:  Insignia Properties Trust
                                            Its: General Partner


                                            By: /s/ Peter Kompaniez
                                               -------------------------------
                                            Name:  Peter Kompaniez
                                            Title: President


                                            AIMCO PROPERTIES, L.P.

                                            By:  AIMCO-GP, Inc.
                                            Its: General Partner


                                            By: /s/ Peter Kompaniez
                                               -------------------------------
                                            Name:  Peter Kompaniez
                                            Title: President


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